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                                                                  EXHIBIT 10.1.3

                                PROMISSORY NOTE B

$38,000,000.00                                                     JUNE 25, 2004

      FOR VALUE RECEIVED, the undersigned, each having an address c/o Lodgian, Inc., 3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia 30326 (each, a "BORROWER", and collectively, "BORROWERS"), jointly and severally, promise to pay to the order of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation (together with its successors and assigns, "LENDER"), at Four World Financial Center, New York, New York 10080, or such other place as Lender may designate in writing, the principal sum of THIRTY EIGHT MILLION AND NO/100 DOLLARS ($38,000,000.00), representing Component B (as defined in the Loan Agreement (hereinafter defined)), with interest on the unpaid principal balance from the date of this Note, until paid, at the Component B Rate in effect from time to time under (and as defined in) the Loan Agreement. This Promissory Note may be referred to herein as the "NOTE," and the loan evidenced hereby may be referred to herein as the "LOAN." Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Loan Agreement.

      PAYMENTS OF PRINCIPAL AND INTEREST. Borrowers shall make payments of principal and interest on the outstanding principal balance of this Note in accordance with the terms and provisions of Sections 2.4 and 2.5 of the Loan Agreement.

      The entire outstanding principal balance of the Loan, all accrued and unpaid interest thereon (including interest through the end of the Interest Accrual Period then in effect) and all other amounts due hereunder and under the other Loan Documents (collectively, the "DEBT") if not sooner paid (and unless Borrowers shall extend the term of the Loan for the First Extension Term, the Second Extension Term, or all Extension Terms) shall be due and payable on June 30, 2006 (the "SCHEDULED MATURITY DATE"). Subject to the terms and conditions of
Section 2.5(B) of the Loan Agreement, Borrowers may extend the term of the Loan for the Extension Terms. The Scheduled Maturity Date, as the same may be extended for the First Extension Term, the Second Extension Term, or the Third Extension Term (subject to the terms and conditions of Section 2.5(B) of the Loan Agreement), or such other date on which the final payment of the Debt becomes due hereunder or under the Loan Agreement or the other Loan Documents, whether at such stated maturity date, by acceleration, or otherwise, shall be referred to herein as the "MATURITY DATE".

      Interest on the principal sum of this Note shall be calculated on the basis of a 360 day year, and shall be charged for the actual number of days elapsed during any month or other accrual period.

      SECURITY; LOAN DOCUMENTS. This Note is being executed and delivered pursuant to that certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated from time to time, the "LOAN AGREEMENT"), among Borrowers and Lender, to which reference is hereby made for the terms

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and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity accelerated. This Note is secured by, among other things, those certain Mortgages/Deeds of Trust/Deeds to Secure Debt, Assignments of Leases and Rents and Security Agreements, dated as of the date hereof (as amended, modified or restated from time to time, collectively, the "INSTRUMENT"), executed by the Borrower named therein, encumbering such Borrower's fee simple or leasehold interest in and to certain real property as more particularly described therein (collectively, the "PROPERTY"). This Note, the Loan Agreement, the Instrument, and all other documents or instruments given by Borrowers or any one of them or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the indebtedness evidenced by this Note may be referred to as the "LOAN DOCUMENTS."

      PREPAYMENT; PREPAYMENT CONSIDERATION. Borrowers shall have no right to prepay the Loan in whole or in part except as expressly provided in Section 2.6 of the Loan Agreement.

      EVENTS OF DEFAULT; ACCELERATION. Upon the occurrence and during the continuance of any Event of Default, at the option of Lender and without notice, the entire principal amount and all interest accrued and outstanding hereunder and all other amounts outstanding under any of the Loan Documents shall at once become due and payable, and Lender may exercise any and all of its rights and remedies under any of the Loan Documents or pursuant to applicable law. Lender may so accelerate such obligations and exercise such remedies at any time after the occurrence of any Event of Default, regardless of any prior forbearance.

      LATE CHARGES; DEFAULT INTEREST. If an Event of Default relating to non-payment of any principal, interest or other sums due under this Note or under any of the other Loan Documents shall occur, then Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late charge in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender.

      Upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the outstanding principal balance of this Note and all other Obligations shall bear interest until paid in full at a rate per annum (the "DEFAULT RATE") equal to the sum of
(i) four percent (4.0%) and (ii) the Interest Rate otherwise applicable under this Note.

      Borrowers agree that such late charge and Default Rate of interest are reasonable and do not constitute a penalty.

      INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Note, the Loan Agreement or the other Loan Documents, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, the Loan Agreement or in any of the other Loan Documents, then in such event: (i) the provisions of this subsection shall govern and control; (ii) Borrowers shall not be obligated to pay any Excess

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Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Note, the Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Note, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the Interest Rate, then the foregoing provisions of this paragraph shall apply.

      CERTAIN RIGHTS AND WAIVERS. From time to time, without affecting the obligation of Borrowers or their successors or assigns to pay the outstanding principal balance of this Note, interest thereon and other amounts due hereunder and to observe the covenants contained herein, in the Loan Agreement, the Instrument or in any other Loan Document, without affecting the guaranty of any person or entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of any Borrower or its successors or assigns or any guarantors or indemnitor, and without liability on the part of Lender, Lender may, at its option, extend the time for payment of the outstanding principal balance of this Note or any part thereof, reduce the payments thereon, release anyone liable for payment of all or a portion of said indebtedness, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with the undersigned to modify the rate of interest or period of amortization of this Note or change the amount of the monthly installments payable hereunder.

      Presentment, notice of dishonor, and protest are hereby waived by Borrowers and all makers, sureties, guarantors and endorsers hereof. This Note shall be binding upon Borrowers and their successors and assigns.

      EACH BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENTS, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

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      ASSIGNMENT AND TRANSFER OF NOTE. Lender shall have the right to assign or transfer, in whole or in part (including the right to grant participation interests in) any or all of its obligations under this Note, the Loan Agreement, the Instrument and any or all of the other Loan Documents, subject to the terms of the Loan Agreement. Lender shall be released of any obligations accruing after the date of such assignment or transfer to the extent that the same are so assigned or transferred, and the rights and obligations of "LENDER" hereunder shall become the rights and obligations of the transferee holder. Lender agrees to provide Borrowers with notice of any such assignment; provided, however, that no Borrower's consent shall be required in connection with any such assignment and no failure or delay by Lender in delivering such notice shall limit the effectiveness of such assignment.

      LIMITATION ON RECOURSE. The obligations of Borrowers hereunder are subject to limitations on recourse as provided in Article XII of the Loan Agreement. This provision shall not limit any rights of Lender under the Guaranty of Recourse Obligations or the Environmental Indemnity, each dated as of the date hereof.

      ATTORNEYS' FEES, COSTS OF COLLECTION. Borrowers shall pay to Lender on demand all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees and expenses, incurred by Lender in collecting the indebtedness arising hereunder or under any other Loan Documents or secured thereby or otherwise exercising any rights or remedies of Lender hereunder or thereunder or at law or in equity or enforcing the obligations of any parties hereto or thereto, or as a consequence of any breach or default by any Borrower or any guarantor hereunder or thereunder, or otherwise as a consequence of any right evidenced or secured by this Note or the Loan Documents. Without limitation, such costs and expenses to be reimbursed by Borrowers shall include reasonable attorneys' fees and expenses incurred in any bankruptcy case or proceeding and in any appeal.

      APPLICABLE LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America.

      TIME OF ESSENCE. Subject to the terms of the Loan Agreement, time shall be of the essence as to all of the terms, covenants and conditions of this Note. If the due date of any payment due hereunder or under any of the other Loan Documents shall fall on a day other than a Business Day, Borrowers shall be required to make such payment on the next succeeding Business Day.

      JOINT AND SEVERAL OBLIGATIONS. The obligations and liabilities of Borrowers hereunder shall be joint and several.

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      IN WITNESS WHEREOF, the undersigned Borrowers have executed this
Promissory Note as of the date first written above.

                                         BORROWERS:

                                         APICO HILLS, INC.
                                         BRUNSWICK MOTEL ENTERPRISES, INC.
                                         DOTHAN HOSPITALITY 3053, INC.
                                         DOTHAN HOSPITALITY 3071, INC.
                                         GADSDEN HOSPITALITY, INC.
                                         LODGIAN BRIDGEPORT LLC
                                         LODGIAN COLCHESTER LLC
                                         LODGIAN FLORENCE LLC
                                         LODGIAN HAMBURG LLC
                                         LODGIAN HOTELS FLOATING, LLC
                                         LODGIAN JACKSON LLC
                                         LODGIAN MEMPHIS LLC
                                         LODGIAN MEMPHIS PROPERTY OWNER, LLC
                                         LODGIAN MORGANTOWN LLC
                                         SERVICO AUSTIN, INC.
                                         SERVICO CEDAR RAPIDS, INC.
                                         SERVICO GRAND ISLAND, INC.
                                         SERVICO JAMESTOWN, INC.
                                         SERVICO LANSING, INC.
                                         SERVICO MARYLAND, INC.
                                         SERVICO NEW YORK, INC.
                                         SERVICO NIAGARA FALLS, INC.
                                         SERVICO PENSACOLA 7200, INC.
                                         SERVICO PENSACOLA 7330, INC.
                                         SERVICO WINTER HAVEN, INC.
                                         SHEFFIELD MOTEL ENTERPRISES, INC.


                                         By: /s/ Daniel E. Ellis
                                            ------------------------------------
                                            Name:  Daniel E. Ellis
                                            Title: Vice President and Secretary,
                                                   or Authorized Signatory for
                                                   each of the entities listed
                                                   above